Exhibit 99.1

FOR IMMEDIATE RELEASE

First Randomized Trial of the Stellarex™ Drug-coated Balloon Presented at the Amputation Prevention Symposium

COLORADO SPRINGS, COLO. (August 10, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today announced that Professor Marianne Brodmann of Medical University Graz, Austria, presented the final 12-month results of the Stellarex Drug-coated Balloon ILLUMENATE European Randomized Clinical Trial (EU RCT) at the Amputation Prevention Symposium (AMP) in Chicago, Illinois. The EU RCT Trial enrolled 328 patients, 295 of whom were randomized to treatment with the Stellarex drug-coated balloon (DCB) or a percutaneous transluminal angioplasty (PTA). The key results at day 365 include:

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Primary patency, per Kaplan-Meier survival estimates, was 89.0% for the DCB group and 65.0% for the PTA group. Primary patency means a restoration of adequate blood flow through the treated segment of the diseased artery.

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Freedom from clinically-driven target lesion revascularization (CD-TLR), per Kaplan-Meier survival estimates, was 94.8% for the DCB group and 85.3% for the PTA group. Freedom from CD-TLR is a measure of repeat procedures due to loss of adequate blood flow and recurrent symptoms related to the treated lesion.

Dr. Henrik Schöder, the trial’s National Principal Investigator from Jewish Hospital in Berlin, Germany, said, “The Stellarex DCB produced outstanding results in this rigorous trial, validating its earlier First-in-Human and interim ILLUMENATE Global studies. These consistent, high quality outcomes are achieved with a low dose drug balloon, making this device especially compelling. Physicians now have a powerful tool to prevent restenosis and improve their patients’ quality of life.”
The EU RCT Study was conducted with the highest level of rigor to ensure accuracy and reliability of the data. Independent, blinded third parties included a clinical events committee and angiographic and duplex ultrasound core laboratories to assess diagnostic images and outcomes.
“While results clearly show a highly significant gain compared to PTA, they favorably match the highest rates of primary patency with a low drug dose,” said Professor Brodmann. “It is very encouraging for us physicians to observe such a tremendous evolution in DCB technologies and appreciate how low-dose and highly stable coatings such as Stellarex can achieve and beat such high clinical performance benchmarks while offering excellent deliverability and tractability.”
Scott Drake, President and CEO, stated, “Spectranetics is committed to leading the way in clinical science to provide patients and customers with proven treatment algorithms. We are pleased that the

Stellarex DCB achieved top-tier results in its first randomized trial, and value our customer and key opinion leader feedback that Stellarex is a next generation device.”
The Stellarex DCB is designed to restore and maintain blood flow to the superficial femoral and popliteal arteries in patients with peripheral arterial disease. Spectranetics launched the device in Europe in January 2015, with U.S. commercialization anticipated in the 2017 timeframe.
About the Stellarex Drug-coated Balloon Platform
The Stellarex drug-coated balloon (DCB) platform is designed to treat peripheral arterial disease. The Stellarex DCB uses EnduraCoat™ technology, a durable, uniform coating designed to prevent drug loss during transit and facilitate controlled, efficient drug delivery to the treatment site. The Stellarex DCB platform received CE mark to be marketed in the European Union in December 2014. It is not for sale in the United States. Spectranetics looks forward to releasing additional analysis on the Stellarex DCB later this year.
About the ILLUMENATE Clinical Program
There are five clinical studies evaluating the safety and efficacy of the Stellarex DCB platform and support United States and Canadian regulatory filings. There are four ILLUMENATE clinical studies in addition to the ILLUMENATE EU RCT Trial described above:

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The ILLUMENATE First-In-Human (FIH) Study was a non-randomized, multi-center study that enrolled 80 patients. In the pre-dilatation arm (n=50), the primary patency rate at was 89.5% at 12 months and 80.3% at 24 months.

•	The ILLUMENATE Pharmacokinetic Study measured the Paclitaxel drug levels in the blood of 25 patients enrolled at two sites.

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The ILLUMENATE Pivotal Study is a prospective, randomized controlled, multi-center trial with 300 patients enrolled at 43 sites to support U.S. FDA approval. Results are expected to be released later this year.

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The ILLUMENATE Global study is a prospective, multi-center, single-arm study with 371 patients enrolled. Interim data on the first 220 subjects showed a primary patency rate of 86.5% at 12 months. Final data are expected to be released in early 2017.

About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.
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health and preventing us from fulfilling our debt service and other obligations, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended June 30, 2016. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.
Investor Relations Contacts
Zach Stassen
Sr. Director of Finance
zach.stassen@spnc.com
(719) 447-2292

Michaella Gallina
Director of Investor Relations
michaella.gallina@spnc.com
(719) 447-2417